Citadel Broadcasting Corporation Reports Record 2004 First Quarter Results

FIRST QUARTER HIGHLIGHTS

  Net Revenue Up Over 12%
  Station Operating Income Up Over 15%
  Free Cash Flow Up 100%
  Same Station Revenue Up 6%
  Same Station Operating Income Up 10%
  Operating Loss Declined 72.5%
  Company Completes Acquisition of Radio Stations in Memphis Effective March 23, 2004
  Company Enters into an Agreement in April 2004 to Acquire Two Stations in Springfield, MA

Las Vegas, Nevada, April 29, 2004 - Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the first quarter of 2004.

March 31, 2004 – First Quarter Results

Net revenues in the first quarter of 2004 were a record $86.9 million compared with $77.2 million in the first quarter of 2003, an increase of $9.7 million, or 12.6%. The increase in revenues was due to higher revenues at the Company’s existing stations as well as the acquisitions completed in 2003 and 2004. Excluding the effect of the stations acquired in 2004 and 2003, including New Orleans, Des Moines and Memphis, same station net revenues for the first quarter of 2004 were up 6% over the same period in 2003.

Operating loss for the first quarter of 2004 was $3.8 million compared with a loss of $13.8 million in the corresponding 2003 period, a decrease of $10.0 million or 72.5%. The decrease was primarily due to higher revenues and a decrease in depreciation and amortization expense and non-cash stock compensation. The operating loss for both periods included depreciation and amortization expense of $31.5 million and $35.5 million and non-cash stock compensation of $1.7 million and $3.9 million for the three months ended March 31, 2004 and 2003, respectively.

Station operating income (defined as operating income (loss) plus depreciation and amortization, non-cash stock compensation expense and local marketing agreement fees) was a record $29.9 million for the first quarter of 2004 compared to $25.9 million for the first quarter of 2003, an increase of $4.0 million, or 15.4%. On a same station basis, as defined above, station operating income was up 10% over the same period in 2003.

Free cash flow (defined as operating income (loss) (i) plus depreciation and amortization and non-cash stock compensation expense (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was a record $20.9 million, for the three months ended March 31, 2004 compared to $10.4 million, for the three months ended March 31, 2003, an increase of $10.5 million, or over 100%.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation commented: “The Company is pleased with its record first quarter operating results. The Company’s strategy of acquiring stations in the nation's top 100 markets while simultaneously enhancing existing markets and creating regional clusters has enabled the Company to deliver double digit revenue, station operating income and free cash flow growth in what generally has been a difficult advertising environment.” Mr. Suleman added “that the Company’s recent acquisitions including Memphis and Springfield should enable the Company to continue to deliver double digit free cash flow growth.” Further, “as part of the Company’s recent refinancing transactions combined with the Company’s significant free cash flow, Citadel is well positioned to continue to make acquisitions.”

Net interest expense decreased to $6.2 million for the quarter ended March 31, 2004 from $14.0 million for the quarter ended March 31, 2003, a decrease of 55.7%. Net interest expense included amortization of deferred financing costs of approximately $0.5 million and $0.9 million for the three-month periods ended March 31, 2004 and 2003, respectively. The decrease in net interest expense was primarily due to a reduction in both outstanding borrowings under the Company’s senior credit facility and lower interest rates for the quarter ended March 31, 2004 as well as the repayment of $500.0 million of 6% subordinated notes on February 18, 2004, partially offset by the concurrent issuance of $330.0 million of 1.875% convertible notes.

Depreciation and amortization expense decreased to $31.5 million for the quarter ended March 31, 2004 from $35.5 million for the same period in 2003, a decrease of 11.3%. The decrease is due to a reduction in amortization expense primarily related to the Company’s Advertiser Base asset. Amortization expense for the quarter ended March 31, 2004 and 2003 includes approximately $25.3 million and $28.8 million, respectively, of expense related to the Company’s Advertiser Base asset, established upon the initial acquisition of Citadel Communications Corporation in June 2001. The amortization for the Advertiser Base asset will decline significantly beginning in the second half of 2004 and in 2005.

Income tax expense for the quarter ended March 31, 2004 was $8.8 million (of which $8.1 million was non-cash) compared to $6.1 million (of which $5.8 million was non-cash) for the quarter ended March 31, 2003, an increase of $2.7 million or 44.3%. The income tax expense for the three months ended March 31, 2004 and 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of.

Net loss for the quarter ended March 31, 2004 was $29.5 million, or $0.23 per basic and diluted share, as compared to a net loss of $33.8 million, or $0.35 per basic and diluted share for the same period in 2003. The net loss for the quarter ended March 31, 2004 included non-cash expense of $10.6 million due to the write-off of deferred financing costs as a result of the repayment of $500.0 million in senior subordinated notes in February of 2004. In addition, the net loss for both periods was significantly impacted by depreciation and amortization expense of $31.5 million and $35.5 million and non-cash stock compensation of $1.7 million and $3.9 million for the three months ended March 31, 2004 and 2003, respectively.

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The loss per share amounts were computed based on the weighted average number of common shares outstanding during the three months ended March 31, 2004 and 2003. On August 1, 2003, the Company sold 25.3 million shares of common stock at $19.00 per share and on February 18, 2004, the Company sold an additional 9.6 million shares of common stock at $19.00 per share.

For the twelve months ended March 31, 2004, the Company’s station operating income was approximately $153.4 million.

Outlook for Second through Fourth Quarter of 2004

The Company continues to expect mid-single digit revenue increases for 2004 and estimates station operating income for the full year 2004 to be between $173 million and $177 million.

Citadel Broadcasting Corporation is the sixth largest radio broadcasting company in the United States based on net broadcasting revenue. The Company owns and operates 148 FM and 58 AM radio stations in 44 markets located in 24 states across the country. Citadel has a national presence, and its portfolio of stations is diversified in terms of format and target demographics, as well as geographic location.

Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; and changes in capital expenditure requirements. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements.

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CITADEL BROADCASTING CORPORATION
Condensed Consolidated Financial Data
(Amounts in Thousands, except per share data)

	Three Months Ended March 31,

Condensed Statements of Operations	2004	2003
	(Unaudited)

Net Revenues	$86,918	$77,171

Cost of Revenues	25,641	22,305
Selling, General and Administrative	28,902	26,597
Corporate General and Administrative	2,601	2,321
Non-Cash Stock Compensation	1,746	3,887
Depreciation and Amortization	31,520	35,456
Local Marketing Agreement Fees	527	395
Other, Net	(172)	3

Operating Loss	(3,847)	(13,793)

Non-Operating Expenses (Income):
Net Interest Expense, Including Amortization of Debt Issuance Costs
of $520 and $913 for the Three Months Ended March 31, 2004
and 2003, Respectively	6,228	13,986
Write-off of Deferred Financing Costs Due to Extinguishment of Debt	10,649	-

Total Non-Operating Expenses, Net	16,877	13,986

Loss before Income Taxes	(20,724)	(27,779)

Income Tax Expense	8,804	6,063

Net Loss	$(29,528)	$(33,842)

Basic and Diluted Net Loss Per Common Share	$(0.23)	$(0.35)

Weighted Average Common Shares Outstanding	127,421	96,134

	March 31, 2004	December 31, 2003

	(Unaudited)
Selected Balance Sheet Data:
Cash and Cash Equivalents	$5,887	$3,467
Working Capital	40,708	52,181
Total Assets	2,318,334	2,249,333
Senior Debt (Including Current Portion)	251,111	168,111
Subordinated Debt	-	500,000
Convertible Notes	330,000	-
Total Shareholders' Equity	1,381,477	1,232,444

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

The following tables set forth the Company’s Station Operating Income for the three months ended March 31, 2004 and 2003. The Company defines Station Operating Income as net loss adjusted to exclude the following line items presented in its Statement of Operations: income tax expense/(benefit), write off of deferred financing costs, net interest expense, local marketing agreement fees, depreciation and amortization and non-cash stock compensation.

The Company uses Station Operating Income, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Station Operating Income is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Station Operating Income excludes certain financial information compared with net loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of Station Operating Income to net loss, the most directly comparable amount reported under GAAP.

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

	Three Months Ended March 31,

	2004	2003

Station Operating Income	$29,946	$25,945
Non-Cash Stock Compensation	(1,746)	(3,887)
Local Marketing Agreement Fees	(527)	(395)

Operating Income Before Depreciation and Amortization	27,673	21,663
Depreciation and Amortization	(31,520)	(35,456)

Operating Loss	(3,847)	(13,793)
Net Interest Expense	6,228	13,986
Write off of Deferred Financing Costs due to Extinguishment of Debt	10,649	-

Loss before Income Taxes	(20,724)	(27,779)
Income Tax Expense	8,804	6,063

Net Loss	$(29,528)	$(33,842)

OTHER FINANCIAL DATA

	Three Months Ended March 31,

Same Station Computations:	2004	2003
Net Revenues – Reconciliation of Same Station Net Revenues to GAAP:
Net Revenues as Reported	$86,918	$ 77,171
Adjustments for Radio Station Acquisitions and Divestitures	(7,878)	(2,571)

Same Station Net Revenues	79,040	74,600

Station Operating Income – Same Station:
Station Operating Income	29,946	25,945
Adjustments for Radio Station Acquisitions and Divestitures	(2,705)	(1,138)

Same Station Operating Income	27,241	24,807

Free cash flow is defined as operating income (loss) (i) plus depreciation, amortization and non-cash stock compensation expense (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended March 31,

	2004	2003

Operating Loss	$(3,847)	$(13,793)
Plus (Minus)
Depreciation and Amortization	31,520	35,456
Non-Cash Stock Compensation	1,746	3,887
Interest Expense, Net	(6,228)	(13,986)
Amortization of Debt Issuance Costs	520	913
Capital Expenditures	(2,066)	(1,785)
Cash Taxes	(718)	(303)

Free Cash Flow	$20,927	$10,389

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

The following table reconciles station operating income for the twelve months ended March 31, 2004, a non-GAAP financial measure, to net loss for the twelve months ended March 31, 2004, from the Company’s financial statements presented in accordance with GAAP.

Twelve Months Ended March 31, 2004

Station Operating Income	$153,441
Non-Cash Stock Compensation	(8,198)
Local Marketing Agreement Fees	(2,537)

Operating Income Before Depreciation and Amortization	142,706
Depreciation and Amortization	(136,723)

Operating Income	5,983
Net Interest Expense	40,496
Write off of Deferred Financing Costs due to Extinguishment of Debt	19,994

Loss before Income Taxes	(54,507)
Income Tax Expense	30,749

Net Loss	$(85,256)

Contact:  Citadel Broadcasting Corporation
      Randy Taylor 702/804-5200

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